                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                              SPARTON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              SPARTON CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at the offices of the Corporation, 2400 East Ganson Street, Jackson, Michigan 49202, on Wednesday, October 23, 2002, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect three directors each for a term of three years as set forth in the Proxy Statement.

          2. To approve a proposal to increase the number of authorized shares of Common Stock in the Company to 15,000,000 shares from 8,500,000 shares.

          3. To transact such other business as may properly come before the meeting or at any adjournments thereof.

     Only holders of Common Stock of record at the close of business on September 13, 2002, are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors

                                            JOSEPH S. LERCZAK,
                                            Secretary

September 27, 2002

                                   IMPORTANT

     All shareholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and date the Proxy enclosed and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if you so request by revoking it as described in the Proxy Statement.

                              SPARTON CORPORATION
                            2400 East Ganson Street
                            Jackson, Michigan 49202

                               ------------------

                                PROXY STATEMENT

                               ------------------

     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2002

                                  SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the "Company"), of proxies for use at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 2400 East Ganson Street, Jackson, Michigan 49202, on October 23, 2002, at 10 a.m., local time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are being mailed to shareholders on or about September 27, 2002.

     At the meeting, the Company's shareholders will act upon the election of three directors, each to serve for a three year term until the annual meeting held in the year 2005 or until their successors are elected and qualified, as described in more detail in this Proxy Statement. The shareholders will also be asked to vote on a proposal to increase the number of authorized shares of Common Stock to 15,000,000 shares.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 13, 2002, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. As of September 13, 2002, the record date for the Annual Meeting, the Company had outstanding 7,563,540 shares of Common Stock, each entitled to one vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

PRINCIPAL SHAREHOLDERS:

     As of August 31, 2002, the persons named in the following table were known by the management to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                     AMOUNT AND
                                       NATURE
         NAME AND ADDRESS           OF BENEFICIAL                   PERCENT
       OF BENEFICIAL OWNER            OWNERSHIP                     OF CLASS
       -------------------          -------------                   --------
John J. Smith Trust                     925,100(1)                    12.2%(1)
Bradley O. Smith
  6043 N. Gatehouse, SE
  Grand Rapids, Michigan 49546        1,023,297(2)                    13.5%(2)
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, llth Fl.
  Santa Monica, California 90401        529,400(3)                     7.0%(3)
Donald Smith & Co., Inc.
  East 80 Route 4 Suite 360
  Paramus, New Jersey 07652             382,700(4)                     5.1%(4)
Judith A. Sare
  4302 Channel Drive
  Akron, Ohio 44319                     470,163(5)                     6.2%(5)

---------------

(1) Bradley O. Smith is a co-trustee of the John J. Smith Trust and shares voting and investment power over the shares held by the trust.

(2) Includes 554,374 shares owned individually by Mr. Bradley O. Smith, 197,549 shares owned by Mr. Smith jointly with his wife, Sharon A. Smith and 260,128 shares over which Mr. Smith holds sole voting and investment power. Also, includes 11,090 shares owned by Mr. Smith's wife, Sharon A. Smith. Does not include 925,100 shares owned by the John J. Smith Trust, of which voting and investment powers are shared by Mr. Smith as a co-trustee. Mr. Smith disclaims beneficial ownership of the shares held by the John J. Smith Trust, although he is a beneficiary of a trust which is a beneficiary of this trust. Amount also includes 156 shares which are held in the Company's 401(k) plan.

(3) According to information included in the Form 13G Report filed as of December 31, 2001, by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 529,400 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional possesses sole voting and investment power over all such shares. Dimensional disclaims beneficial ownership of all such shares. The 7.0% of class is based on Dimensional's reporting of shares held at December 31, 2001, and shares outstanding as of August 31, 2002.

(4) According to information in the Form 13G Report filed as of December 31, 2001, by Donald Smith & Co., Inc., a registered investment advisor, Donald Smith & Co. is deemed to have beneficial ownership of 382,700 shares of Common Stock. The 5.1% of class is based on Donald Smith & Co.'s reporting of shares held at December 31, 2001, and shares outstanding as of August 31, 2002. Donald Smith & Co., Inc is no relation to Mr. Bradley O. Smith or Mrs. Judith A. Sare.

(5) Includes 307,012 shares owned individually by Mrs. Judith A. Sare and 159,851 shares owned by Mrs. Sare jointly with her husband Paul W. Sare. Also, includes 3,300 shares owned by Mrs. Sare's husband Paul W. Sare. Judith A. Sare is the sister of Bradley O. Smith.

SECURITY OWNERSHIP OF MANAGEMENT:

     As of August 31, 2002, the following table shows the shares of the Company's Common Stock beneficially owned by the Named Executives identified in the Compensation Table shown later in this Proxy Statement and all officers and directors of the Company as a group:

                                            AMOUNT AND NATURE OF     PERCENT OF
         NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP      CLASS(7)
         ------------------------           ---------------------    ----------
David W. Hockenbrocht                              384,479(1)            5.1%
Douglas E. Johnson                                   7,873(2)              *
Richard L. Langley                                  27,503(3)              *
Charles A. Stranko                                   3,324(4)              *
Alan J. Houghtaling                                  1,734(5)              *
All Officers and Directors                       2,398,425(6)           31.6%

---------------

* denotes a percentage of less than 1%.

(1) Includes 10,000 shares, which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days. The amount also includes 319,100 shares held by one of the Company's retirement plans, as to which Mr. Hockenbrocht holds voting and investment power in his capacity as Chief Executive Officer of the Company. Although Mr. Hockenbrocht is a participant in the plan, he disclaims beneficial ownership of the shares held by the plan. Finally, 577 shares are included which are held in his name by the Company's 401(k) plan.

(2) Includes 2,500 shares which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days. Also includes 373 shares which are held in the Company's 401(k) plan.

(3) Includes 12,500 shares which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days. Also includes 303 shares which are held in the Company's 401(k) plan.

(4) Includes 1,875 shares which Mr. Stranko has the right to acquire pursuant to options exercisable within 60 days. Also includes 199 shares which are held in the Company's 401(k) plan.

(5) Includes 1,500 shares which Mr. Houghtaling has the right to acquire pursuant to options exercisable within 60 days. Also includes 234 shares which are held in the Company's 401(k) plan.

(6) Includes shares under options held by all officers and directors exercisable within 60 days and 925,100 shares held by the John J. Smith Trust of which Bradley O. Smith is co-trustee. Mr. Smith shares voting and investment power over the shares held by the trust.

(7) Calculation is based on total shares outstanding plus the shares subject to options exercisable within 60 days as described in this Proxy Statement.

     The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of June 30, 2002.

                                                                               NUMBER OF
                                                                              SECURITIES
                                     NUMBER OF           WEIGHTED-        REMAINING AVAILABLE
                                 SECURITIES TO BE         AVERAGE         FOR FUTURE ISSUANCE
                                    ISSUED UPON      EXERCISE PRICE OF       UNDER EQUITY
                                    EXERCISE OF         OUTSTANDING       COMPENSATION PLANS
                                    OUTSTANDING          OPTIONS,        (EXCLUDING SECURITIES
                                 OPTIONS, WARRANTS       WARRANTS            REFLECTED IN
PLAN CATEGORY                       AND RIGHTS          AND RIGHTS            COLUMN (a))
-------------                    -----------------   -----------------   ---------------------
                                        (a)                 (b)                   (c)
Equity compensation plans
  approved by security holders        445,500(1)           $6.07                346,500
Equity compensation plans not
  approved by security holders             --                 --                     --

---------------

(1) Includes 32,000 shares under option to Mr. Hockenbrocht under a prior stock option plan, which was also approved by security holders.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted "FOR" the election of the three director nominees and "FOR" the proposal to increase the number of authorized shares of Common Stock in the Company to 15,000,000 shares.

     Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

     The shareholders of the Company have cumulative voting rights in the election of directors at the Annual Meeting if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires that the voting at such election shall be cumulative. An announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary.

     If voting for the election of directors at the Annual Meeting is cumulative, each shareholder will have the right to cast that number of votes which equals the number of shares owned by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for one candidate or distribute such votes among any number of candidates as the shareholder elects. The actual number of shares required for election of a candidate will vary depending upon the total number of shares voted. However, shareholders owning 1,890,886 shares, or approximately 25% of the Company's outstanding shares, could elect at least one director to the class of three directors to be elected at the 2002 Annual Meeting if there are four nominees.

                             ELECTION OF DIRECTORS

     The directors whose terms of office expire at the Annual Meeting are Messrs. Robert J. Kirk, Richard L. Langley, and William I. Noecker. Nominees for election to a three year term expiring in 2005 are Messrs. Dr. Richard J. Johns, Richard L. Langley, and William I. Noecker. Mr. Kirk is retiring after having served as a director for 24 years. The following portion of this Proxy Statement contains additional information about these nominees.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of Common Stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

     It is believed that all three nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.

BOARD RECOMMENDATION.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES, DR. RICHARD J. JOHNS, RICHARD L. LANGLEY, AND WILLIAM I. NOECKER. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the three nominees.

     In the following table, the column "Amount and Nature of Beneficial Ownership" relates to common shares of the Company beneficially owned by the directors and nominees as of August 31, 2002, and is based upon information furnished by them.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A        NATURE
                                                                      DIRECTOR   OF BENEFICIAL   PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
                       NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2005

Dr. Richard J. Johns... 76    Distinguished Service Professor,            --              --           *
                              Department of Biomedical Engineering,
                              Johns Hopkins University School of
                              Medicine since 1991. Professor of
                              Medicine in the School of Medicine
                              and a Physician on the staff at Johns
                              Hopkins Hospital.

Richard L. Langley..... 57    Chief Financial Officer, Vice             2001          27,503(2)        *
                              President and Treasurer of Sparton
                              Corporation, Jackson, Michigan.

William I. Noecker..... 53    Chairman of Brasco International          1999           1,440           *
                              Inc., an aluminum fabricator,
                              Detroit, Michigan since 1993.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2003

James N. DeBoer........ 77    Partner, law firm of Varnum,              1971           4,370           *
                              Riddering, Schmidt & Howlett, LLP,
                              Grand Rapids, Michigan.

David W.                      Chief Executive Officer since October     1978         384,479(3)      5.1%
  Hockenbrocht......... 67    2000 and President of Sparton
                              Corporation, Jackson, Michigan since
                              1978.

                                                                        HAS
                                                                       SERVED     AMOUNT AND
                                                                        AS A        NATURE
                                                                      DIRECTOR   OF BENEFICIAL   PERCENT OF
         NAME           AGE           PRINCIPAL OCCUPATION             SINCE     OWNERSHIP (1)   CLASS (1)
         ----           ---   -------------------------------------   --------   -------------   ----------
James D. Fast.......... 54    Chief Executive Officer and President     2001           1,200           *
                              of Ionia County National Bank, Ionia,
                              Michigan.

                                   DIRECTORS WHOSE TERMS EXPIRE IN 2004

David P. Molfenter..... 57    Retired since August 2000, formerly       2000           1,000           *
                              Vice President Command, Control,
                              Communication and Information Systems
                              Segment, Raytheon Systems Company, a
                              high technology company specializing
                              in defense electronics, Fort Wayne,
                              Indiana; December 1997-August 2000.
                              Vice President and General Manager
                              Hughes Aircraft , a defense
                              electronics contractor, December
                              1995-December 1997.

W. Peter Slusser....... 73    President, Slusser Associates, Inc.,      1997           1,000           *
                              Investment Banking, New York, New
                              York.

Bradley O. Smith....... 57    Chairman of the Board, Sparton            1998       1,023,297(4)     13.5%
                              Corporation, Jackson, Michigan since
                              October 2000. Private Investor since
                              May 1998. For the preceding 24 years,
                              owner and President of Tracy
                              Products, Inc., an automotive metal
                              stamping company, Ionia, Michigan.

---------------

* denotes a percentage of less than 1%.

(1) Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(2) Reference is made to note (3) of Security Ownership of Management on page 3.

(3) Reference is made to note (1) of Security Ownership of Management on page 3.

(4) Reference is made to note (2) of Principal Shareholders on page 2.

     Except as noted the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

     Mr. W. Peter Slusser is a director of Ampex Corporation, a manufacturer of high performance Digital Storage equipment, and Tyco International Ltd., a global diversified manufacturing and service company.

     Mr. David P. Molfenter is a director of Paravant Inc., a defense electronics firm.

     The Board of Directors, which had six meetings during the past year, has standing Audit, Compensation, Executive and Nominating Committees.

     The Audit Committee met five times last year and consisted of Messrs. William I. Noecker, James D. Fast (effective October 2001), Robert J. Kirk and David P. Molfenter. This committee operates under a written charter and oversees auditing, financial reporting and internal control matters. It also recommends the firm that Sparton should retain as its independent auditors. The Committee consults with the independent auditors and reviews their audit and other work. The Committee also consults with the Chairman of the Board, President and Vice President-Treasurer and reviews Sparton's internal controls and compliance with policies. The members of the Audit Committee are independent, as defined under the New York Stock Exchange listing standards. The independent auditors have access to the committee without any other members of management being present. The Audit Committee meets with management and the independent accountants before the announcement of earnings each quarter. The Committee also reviewed annual results and the Audit Committee report before filing. The functions and qualifications for membership are set forth in its charter, a copy of which was filed with the fiscal 2001 Proxy Statement.

     The Compensation Committee, which held two meetings last year and consisted of Messrs. James N. DeBoer, David W. Hockenbrocht, David P. Molfenter, and W. Peter Slusser, monitors the remuneration, including stock options, for the Company's executive officers. Mr. Hockenbrocht is a non-voting member of the committee.

     The Executive Committee, which consisted of Messrs. James N. DeBoer, David
W. Hockenbrocht, and Bradley O. Smith, met twice last year.

     The Nominating Committee, which consisted of Messrs. David W. Hockenbrocht, David P. Molfenter, and Bradley O. Smith, held three meetings last year. The nominating committee reviews the makeup of the existing board of directors and the tenure of its members consistent with appropriate principles of corporate governance and applicable regulations. The committee does not have a formal process for consideration of candidates. The committee also considers candidates for election to the board, including recommendations from shareholders, and makes such recommendations as it deems appropriate, consistent with the needs of the Company and the qualifications of the candidates.

     All current directors attended at least 75% of the meetings of the Board and committees on which they serve.

     Effective September 1, 2001, the Board of Directors adjusted the fees to be paid for attendance at meetings. Non-employee directors receive an annual base retainer of $7,200. In addition, non-employee directors receive $600 for each regularly scheduled Board Meeting, $350 for each committee meeting attended the same day as a regularly scheduled Board Meeting, and $500 for each special Board Meeting. Directors who are employees of the Company are to be paid $500 for each Board Meeting attended.
                ------------------------------------------------

                PROPOSAL TO APPROVE INCREASING AUTHORIZED SHARES
                  OF COMMON STOCK IN THE COMPANY TO 15,000,000

PROPOSAL TO INCREASE AUTHORIZED SHARES.

     Sparton Corporation's Articles of Incorporation presently authorize the issuance of 8,500,000 shares of Common Stock, par value $1.25 per share.

     As of June 30, 2002, 7,934,712 shares of Common Stock were issued (of which 7,559,790 shares were outstanding and 374,922 shares were held in the Company's treasury), leaving a balance of 565,288 authorized and unissued shares of Common Stock. In addition, 760,000 shares were reserved for issuance under the Sparton Corporation Amended and Restated Stock Option Plan, including 194,712 shares currently held in the treasury.

     Because of the limited number of shares of Common Stock remaining to be issued, the Board of Directors at their meeting on June 28, 2002, determined that it would be advisable that the Articles of Incorporation, as amended, be further amended, subject to approval by the stockholders, to increase the authorized Common Stock from 8,500,000 to 15,000,000 shares. The Board recommends that the stockholders approve the amendment of Subparagraph (a) of

Article Four of the Company's Articles of Incorporation so that, as amended, it shall read as follows:

    The total number of shares of Common Stock which the Company shall have authority to issue is 15,000,000 shares of Common Stock, par value $1.25 per share.

REASONS FOR PROPOSED INCREASE IN AUTHORIZED SHARES.

     The Board of Directors believes it is desirable to have the additional shares of Common Stock that would be authorized by the proposed amendment available for issuance in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans and other proper corporate purposes. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the expense and delay of a special meeting of shareowners. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares.

     The issuance of additional shares of Common Stock could be used to make a change in control of the Company more difficult if the Board caused such shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its shareowners. In addition, the availability of the additional shares might discourage an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity. Further, the existence or issuance of such shares may make it more difficult or discourage attempts to remove incumbent management.

     The additional shares of Common Stock would be issuable, at the discretion of the Board of Directors, under circumstances the Board believes to be in the best interest of the Company and without further action by the shareowners, unless such action is required by the Articles of Incorporation, Code of Regulations, or By-Laws of the Company or by applicable law or the rules of any stock exchange on which the Company's securities are listed. It should be noted that the Board could not increase the number of shares of Common Stock to be offered under the Sparton Corporation Amended and Restated Stock Incentive Plan maintained for the benefit of employees and members of the Board of Directors without the approval of the shareowners. The Board does not have any current plans to issue any of the additional shares for any specific purpose.

     The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. The holders of Common Stock do not presently have pre-emptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

REQUIRED VOTE FOR APPROVAL.

     The affirmative vote by the holders of two-thirds of the outstanding shares of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required for approval. While broker non-votes will be counted in determining the quorum for the meeting, they will not be treated as votes cast on the approval of this proposal. Shares voted as abstentions will be counted as votes cast against the proposal. The shares held in the Company's treasury cannot be voted.

BOARD RECOMMENDATION.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IN THE COMPANY TO 15,000,000 SHARES. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the amended and restated Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed Sparton's audited financial statements for the fiscal year ended June 30, 2002, with management and with Sparton's independent auditors, Ernst & Young LLP. Management is responsible for Sparton's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Sparton's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), discussed with Ernst & Young LLP their independence, and considered the compatibility of non-audit services provided by Ernst & Young LLP with their independence.

     Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2002, be included in Sparton's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.

William I. Noecker, Chairman         Robert J. Kirk
James D. Fast                        David P. Molfenter

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee recommends, and the Board of Directors selects, independent public auditors for Sparton. In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2002. The Audit Committee has considered the provision of all non-audit services performed by Ernst & Young LLP with respect to maintaining auditor independence. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

Audit Fees -- The aggregate fees of Ernst & Young LLP for professional services rendered for the audit of Sparton's annual financial statements for the fiscal year ended June 30, 2002, and the reviews of the financial statements included in Sparton's Quarterly Reports on Form 10-Q for that fiscal year were $258,000.

All Other Fees -- Fees for additional services billed by Ernst & Young LLP for the fiscal year ended June 30, 2002, primarily for audits of the Company's employee benefits plans and preparation and review of the Company's income tax returns, totaled $99,000.

Financial Information Systems Design and Implementation Fees -- Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2002.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide certain data and information on the compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers

(other than the CEO) whose annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"). This report addresses the Company's compensation policies and programs for the fiscal year ended June 30, 2002, the details of which are reflected in the tables set forth in the following pages of this Proxy Statement. The Company's and the Board's policies and practices pertaining to the compensation of executive officers and management have been in effect for a number of years.

COMPENSATION COMMITTEE REPORT

     Decisions on the compensation of the Company's executive officers are monitored by the Board's Compensation Committee. This Committee is composed of Messrs. David W. Hockenbrocht, Chief Executive Officer and President, and three non-employee directors; Messrs. DeBoer, Molfenter and Slusser.

     The Company has long-established policies and practices intended to compensate its salaried employees in a manner that will enable the Company to attract, retain and motivate them to accomplish corporate goals and objectives. These policies and practices encourage management to remain dedicated to the maximization of shareholder value.

     The Company's compensation program is comprised of several elements: cash compensation (including salary and incentive bonus), incentive stock options and defined benefit and defined contribution retirement plans. Reflective of the Company's goal of relating compensation to corporate performance, the incentive bonus compensation plan permits certain executive officers to earn additional compensation if the pre-tax earnings of their operating unit is in excess of an established goal. The performance goals for this plan are reviewed and approved annually by the Compensation Committee. In addition, at the discretion of the Committee, bonuses may be paid in addition to or in lieu of bonuses earned under the incentive bonus plan based on the Committee's evaluation of the employee's individual performance, level of responsibility and experience. During the past fiscal year, discretionary bonuses, as well as bonuses under the incentive bonus compensation plan, were paid to the Named Executives.

     The Committee members, who are non-employee directors, use the same procedures described above in setting the annual salary, bonus, and incentive stock option grants for David W. Hockenbrocht, the Company's Chief Executive Officer. These Committee members evaluate the performance of Mr. Hockenbrocht at least annually based on both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met.

     Mr. Hockenbrocht's annual base salary for the fiscal year ended June 30, 2002, was $300,000. In addition, Mr. Hockenbrocht was awarded a bonus of $65,600 and was awarded stock options for 45,000 shares of the Company's Common Stock for that fiscal year.

W. Peter Slusser, Chairman           James N. DeBoer
David P. Molfenter                   David W. Hockenbrocht

     The Executive Compensation Committee Report and Performance Graph set forth herein are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. David W. Hockenbrocht, the Company's Chief Executive Officer and President, is a non-voting member of the Compensation Committee and as such participates in establishing compensation for executives of the Company. Mr. Hockenbrocht does not participate in committee matters involving his personal compensation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Named Executives for services rendered in all capacities during the fiscal years ended June 30, 2002, 2001, and 2000.

                                                                       LONG TERM
                                                                      COMPENSATION
                                                       ANNUAL         ------------
                                                    COMPENSATION       SECURITIES
                                                 ------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY     BONUS     OPTIONS(#)    COMPENSATION
---------------------------        -----------   --------   -------   ------------   ------------
David W. Hockenbrocht                 2002       $300,000   $65,600      45,000         $8,143(1)
Chief Executive Officer               2001        284,767    50,000      40,000          9,565(2)
and President                         2000        270,000       -0-         -0-          2,801(3)
Douglas E. Johnson                    2002        160,548    47,250      25,000          4,332(4)
Chief Operating Officer and           2001        138,091    33,000      10,000          3,452(4)
Executive Vice President              2000        128,479       -0-         -0-            835(4)
Richard L. Langley                    2002        131,200    39,360      20,000          6,382(5)
Chief Financial Officer,              2001        125,000    25,000      35,000          3,815(6)
Vice President and Treasurer          2000        115,820       -0-         -0-            594(4)
Charles A. Stranko                    2002        104,982       -0-       2,500          2,663(4)
Vice President,                       2001        100,502       -0-       2,500          1,241(4)
General Manager                       2000         91,704     5,000       5,000            -0-
Sparton Technology, Inc.
Alan J. Houghtaling                   2002        101,400    16,400       6,000          2,730(4)
Vice President,                       2001         96,697     5,000       6,000          2,376(4)
Director Business Development         2000        106,755       -0-         -0-            -0-

---------------

(1) Directors' fees of $2,850 plus Company contribution to defined contribution benefit plan of $5,293.

(2) Directors' fees of $2,450 plus Company contribution to defined contribution benefit plan of $7,115.

(3) Directors' fees of $1,400 plus Company contribution to defined contribution benefit plan of $1,401.

(4) Company contributions to the employee's defined contribution benefit plan.

(5) Directors' fees of $2,850 plus Company contribution to defined contribution benefit plan of $3,532.

(6) Directors' fees of $700 plus Company contribution to defined contribution benefit plan of $3,115.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF TOTAL                                       ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS/SAR'S                                        PRICE APPRECIATION FOR
                            UNDERLYING        GRANTED TO      EXERCISE OR                            OPTION TERM(4)
                           OPTIONS/SAR'S     EMPLOYEES IN     BASE PRICE                         -----------------------
NAME                        GRANTED(1)      FISCAL YEAR(2)     PER SHARE    EXPIRATION DATE(3)      5%           10%
----                       -------------   ----------------   -----------   ------------------   ---------    ----------
David W. Hockenbrocht         45,000           16.85%           $ 7.01           12/21/06         $87,064      $192,740
Douglas E. Johnson            25,000             9.36             7.01           12/21/06          48,369       107,078
Richard L. Langley            20,000             7.49             7.01           12/21/06          38,695        85,662
Charles A. Stranko             2,500              .94             7.01           12/21/06           4,837        10,708
Alan J. Houghtaling            6,000             2.25             7.01           12/21/06          11,609        25,699

---------------

(1) These options were granted under the Company's Amended and Restated Stock Incentive Plan dated October 24, 2001, and have a five year term. Options become exercisable cumulatively beginning one year after the date granted, in four equal annual installments.

(2) During the fiscal year ended on June 30, 2002, options to purchase an aggregate of 267,000 shares of Common Stock of the Company were granted to various employees and non-employee directors.

(3) Options may terminate before their expiration dates if the optionee's status as an employee is terminated, or upon the optionee's death.

(4) Potential realizable value is based on the assumption that the market price of the stock will obtain an annual growth projection of 5% -- 10% over the five year vesting periods. This assumed growth rate equates to a 27.6% and 61.0% cumulative increase, respectively. These values do not reflect the Company's estimate of future stock appreciation.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of stock options or stock appreciation rights ("SARs") during the year and unexercised options and SARs held at June 30, 2002.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING              VALUE OF UNEXERCISED IN THE
                                                  UNEXERCISED OPTIONS/SARS           MONEY OPTIONS/SARS
                                                     AT FISCAL YEAR-END             AT FISCAL YEAR-END(1)
                         SHARES                 -----------------------------   -----------------------------
                        ACQUIRED      VALUE
NAME                   ON EXERCISE   REALIZED   EXERCISEABLE   UNEXERCISEABLE   EXERCISEABLE   UNEXERCISEABLE
----                   -----------   --------   ------------   --------------   ------------   --------------
David W. Hockenbrocht      -0-         $-0-        42,000          75,000         $47,500         $232,050
Douglas E. Johnson         -0-          -0-         2,500          32,500          11,875           85,375
Richard L. Langley         -0-          -0-        12,500          42,500          60,313          147,613
Charles A. Stranko         -0-          -0-         3,125           6,875          16,094           27,006
Alan J. Houghtaling        -0-          -0-         1,500          10,500           7,125           33,315

---------------

(1) The value of unexercised options reflects the increase in market value of the Company's Common Stock from the date of grant through June 30, 2002, when the closing price of the Company's stock was $9.00 per share. The value actually realized upon exercise by the Named Executives will depend on the value of the Company's Common Stock at the time of exercise.

RETIREMENT PROGRAMS

     The Company maintains a defined benefit retirement plan for domestic employees of the Company which provides for monthly pensions following retirement. During the past year, no cash contributions were made by the Company to the plan as in the judgment of the Company's independent actuaries, the pension plan was fully funded. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 1 1/2% of the participant's final five-year average monthly compensation (excluding bonuses) times the participant's years of contributory credited service to a maximum of 30 years.

     Effective April 1, 2001, the Company amended its defined benefit retirement plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company's prior salary-based formula was frozen as of March 31, 2001, and the benefit formula amended to calculate the monthly pension based upon the participant's final five-year average earnings as defined.

     The following table shows the estimated annual retirement benefits, payable under the prior salary-based formula, in specified remuneration and service classifications upon normal retirement at age 65 (or June 30, 2002, if the individual is currently age 65 or older). The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by Federal statute to $200,000 for 2002. This amount is subject to future adjustment by the Internal Revenue Service.

FINAL 5-YEAR AVERAGE    YEARS OF CONTRIBUTORY AND CREDITED SERVICE AT AGE 65
   ANNUAL EARNINGS      ----------------------------------------------------
 (EXCLUDES BONUSES)        5          10         15         20         25
--------------------    --------   --------   --------   --------   --------
      $ 60,000          $ 4,635    $ 9,270    $13,905    $18,540    $23,175
        80,000            6,135     12,270     18,405     24,540     30,675
       100,000            7,635     15,270     22,905     30,540     38,175
       120,000            9,135     18,270     27,405     36,540     45,675
       140,000           10,635     21,270     31,905     42,540     53,175
       160,000           12,135     24,270     36,405     48,540     60,675
       180,000           13,635     27,270     40,905     54,540     68,175
       200,000           15,135     30,270     45,405     60,540     75,675

     The following Named Executives have years of contributory credited service and current annual earnings under the plan as of June 30, 2002, as follows:

                       YEARS OF CONTRIBUTORY   CURRENT PLAN ANNUAL EARNINGS
       OFFICER           CREDITED SERVICE           (EXCLUDING BONUS)
       -------         ---------------------   ----------------------------
David W. Hockenbrocht          22.25                      300,000
Douglas E. Johnson             11.75                      160,548
Richard L. Langley             13.75                      131,200
Charles A. Stranko                --                      104,982
Alan J. Houghtaling             3.75                      101,400

     In addition to benefits payable under the salary-based formula of the defined benefit plan, benefits are available under the cash balance formula. Estimated lump sum benefits equal to their cash balance account under the cash balance pension plan upon retirement at age 65 (or June 30, 2002, if the individual is currently age 65 or older) for Messrs. Hockenbrocht, Johnson, Langley, Stranko and Houghtaling are, $9,354, $59,612, $34,718, $97,816, and $85,534 respectively, assuming each Named Executive receives no pay increase and cash balances are credited with interest at a rate of 6.00% per annum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than ten percent of a registered class of the Company's equity securities, are required to report any changes in their ownership of the Company's securities to the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, all required reports were properly filed by such persons during the fiscal year ended June 30, 2002.

PERFORMANCE GRAPH

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns, on an indexed basis, of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and the Electronics Component of the NASDAQ. The comparison assumes a $100 investment on June 30, 1997, and the reinvestment of dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
              SPARTON CORPORATION, S&P INDEX AND INDUSTRY INDEXES
                          (INDEX JUNE 30, 1997 = 100)
                                    [GRAPH]

                                                         NASDAQ                   S&P 500 INDEX            SPARTON CORPORATION
                                                         ------                   -------------            -------------------
1997                                                     100.00                      100.00                      100.00
1998                                                      99.00                      129.00                       70.00
1999                                                     176.00                      155.00                       51.00
2000                                                     437.00                      164.00                       35.00
2001                                                     161.00                      138.00                       58.00
2002                                                      98.00                      112.00                       76.00

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. David W. Hockenbrocht is a member of the Board of Directors of Cybernet Systems, Inc. Sparton Corporation receives a Director's fee for the Board Meetings attended by Mr. Hockenbrocht.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for many years, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS -- 2003 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by the Company not later than May 30, 2003, at its principal executive offices, 2400 East Ganson Street, Jackson, Michigan 49202, Attention: Secretary, for inclusion in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Shareholders. Holders of Proxies solicited by management will be entitled to exercise discretionary voting authority on any shareholder proposals, other than those included in the Proxy Statement and Proxy relating to the 2003 Annual Meeting of Shareholders, unless the Company receives notice of such proposal at the above address on or before August 12, 2003.

                                          By Order of the Board of Directors

                                          JOSEPH S. LERCZAK,
                                          Secretary

Dated: September 27, 2002


                                                             APPENDIX 1
September 27, 2002

Dear Shareholder,
The Annual Meeting of your Company will be held on October 23, 2002. At this meeting, we will be electing three directors each for a term of three years as set forth in the Proxy Statement and considering a proposal to increase the number of authorized shares of
Common Stock in the Company to 15,000,000 shares.

We ask that you please give us your support by SIGNING, DATING AND RETURNING the attached proxy card in the postage paid envelope AS
SOON AS POSSIBLE. Your vote is important, regardless of the number of shares that you own.

If your shares are held in the name of a bank or brokerage firm, only that firm can execute a proxy on your behalf. PLEASE CONTACT
THE PERSON RESPONSIBLE FOR YOUR ACCOUNT WITH YOUR VOTING INSTRUCTIONS.

Very truly yours,

Bradley O. Smith, Chairman

                                                       DETACH PROXY CARD HERE

REVOCABLE PROXY                                                                                                 SPARTON CORPORATION

                                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SPARTON CORPORATION
Bradley O. Smith, David W. Hockenbrocht and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of SPARTON CORPORATION on
October 23, 2002 at 10:00 a.m., Eastern Daylight Time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DESCRIBED IN ITEM 1 AND
"FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IN THE COMPANY TO 15,000,000 SHARES.

The Board of Directors recommends a vote "FOR" the election of the three named nominees and "FOR" the proposal to increase the number of authorized shares of Common Stock in the Company to 15,000,000 shares.

                                                                       FOR             WITHHELD
1.       Election of Directors:     Dr. Richard J. Johns
                                                                     --------         -----------
                                    Richard L. Langley
                                                                     --------         -----------
                                    William I. Noecker
                                                                     --------         -----------

2.       Proposal to increase the number of authorized shares of Common Stock in the Company to
         15,000,000 shares.

                                    FOR               AGAINST           ABSTAIN
                                       --------              --------          --------

3.       To transact such other business as may properly come before the meeting or at any adjournments thereof.
                                                                                                         ---------------------
                                                                                                         IMPORTANT: THE PROMPT
                                                                                                         RETURN OF PROXIES WILL
                                                                                                         SAVE THE CORPORATION
                                                   SIGNATURE(S)                   Dated:                 THE EXPENSE OF FURTHER
                                                               -------------------      ------------     REQUESTS FOR PROXIES
                                                                                                         TO ENSURE A QUORUM AT
                                                   SIGNATURE(S)                   Dated:                 THE MEETING. A SELF-
                                                               -------------------      ------------     ADDRESSED, POSTAGE-
                                                                                                         PREPAID  ENVELOPE IS
Please sign and date this Proxy exactly as your name(s) appears herein and return in the enclosed        ENCLOSED FOR YOUR
envelope which requires no postage. If executing on behalf of a corporation, minor, etc., sign that      CONVENIENCE.
name and add signature and capacity of authorized signer.                                                ---------------------